PRIME COMPANIES, INC.
                             155 Montgomery Street
                        San Francisco, California 94104
                                  415/398-4242

March 31, 1998

David Lefkowitz
Prime Companies, Inc.
155 Montgomery Street, Suite 406
San Francisco, California 94104

       Re:  S-8 Issuance

Dear Mr. Lefkowitz:

       Prime Companies, Inc. acknowledges that David Lefkowitz has provided consulting services to Prime and in consideration for said services, Prime will agree to pay David Lefkowitz 12,825 shares of common stock of the Company through an S-8 Registration Statement.


Very truly yours,


/s/ Irving Pfeffer


/s/ David Lefkowitz